EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Nexscient, Inc. (“Nexscient” or the “Company”) and Flipside Digital Content Company, Inc. (“Flipside AI”) after giving effect to the business combination and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheet of Nexscient and Flipside AI as of March 31, 2026 has been prepared to reflect the effects of the acquisition as if it occurred on March 31, 2026. The unaudited pro forma combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical results and operations of Nexscient and Flipside AI, giving effect to the transaction as if it occurred on January 1, 2025.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of Nexscient and Flipside AI and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, Nexscient allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.

Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

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NEXSCIENT, INC.

Unaudited Pro Forma Combined Balance Sheets

As of March 31, 2026

			Pro Forma		Combined
	Nexscient	Flipside	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash	$754,990	$25,146	$(600,000)	(a)	$180,136
Accounts receivable, net	-	354,252	-	(d)	354,252
Due from related parties	-	785,023	(430,027)	(a)	354,996
Prepaid expenses and other current assets	53,125	25,788	-	(d)	78,913
Total current assets	808,115	1,190,209	(1,030,027)		968,297
Goodwill	-	-	2,583,253	(a)	2,583,253
Intangible, net	-	-	200,000	(a)	200,000
Property and equipment, net	-	204,685	-		204,685
Software	135,000	-	-		135,000
Right of use asset	32,624	213,125	-	(d)	245,749
Other non-current assets	-	63,101	-	(d)	63,101
Total assets	$975,739	$1,671,120	$1,753,226		$4,400,085

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$32,720	$122,254	$3	(d)	$154,977
Deferred wages payable	196,500	-	-		196,500
Accrued interest payable short term	42,528	-	-		42,528
Convertible debentures short term	330,000	-	-		330,000
Current portion of loans payable	-	741,054	-		741,054
Right of use liability current portion	20,153	129,868	-		150,021
Total current liabilities	621,901	993,176	3		1,615,080
Accrued interest payable	14,696	-	-		14,696
Convertible debentures	200,000	-	-		200,000
Seller convertible note	-	-	379,694	(a)	379,694
Right of use liability	12,471	70,207	-		82,678
Long term loans payable	-	-	-		-
Retirement benefit obligation	-	301,266	-		301,266
Deferred tax liability	-	-	50,000	(a)	50,000
Total liabilities	849,068	1,364,649	429,697		2,643,414

Stockholders' Equity (Deficit):
Preferred stock	-	-	-		-
Common stock	24,663	215,054	(208,208)	(a), (b) & (e)	31,509
Additional paid-in capital	2,106,769	-	1,704,654	(a) & (e)	3,811,423
Accumulated deficit	(2,004,761)	159,949	(241,449)	(b) & (e)	(2,086,261)
Accumulated other comprehensive income	-	(68,532)	68,532	(b)	-
Total stockholders' Equity (Deficit)	126,671	306,471	1,323,529		1,756,671
Total liabilities and stockholders' Equity (Deficit)	$975,739	$1,671,120	$1,753,226		$4,400,085

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NEXSCIENT, INC.

Unaudited Pro Forma Combined Statements of Operations

Three Months Ended March 31, 2026

			Pro Forma		Combined
	Nexscient	Flipside	Adjustments	Notes	Pro Forma

Revenues	$-	$693,951	$-		$693,951
Cost of revenue	-	453,287	-		453,287
Gross profit	-	240,664	-		240,664

Operating expenses:
Research and development	7,000	-	-		7,000
General and administrative	108,469	173,903	8,714	(c)	291,086
Total operating expenses	115,469	173,903	8,714		298,086

(Loss) income from operations	(115,469)	66,761	(8,714)		(57,422)

Other income (expense):
Interest expense	(11,762)	(48,400)	(8,543)	(f)	(68,705)
Foreign exchange gain (loss)	-	(5,787)	-		(5,787)
Total other income (expense), net	(11,762)	(54,187)	(8,543)		(74,492)

Provision for income taxes	-	2,490	-		2,490
Net (loss) income	$(127,231)	$10,084	$(17,257)		$(134,404)
Weighted average common shares outstanding - Basic and Diluted	22,404,885		6,846,000		29,250,885
Net (loss) income per common share - basic and diluted	$(0.01)	$-	$-		$(0.00)

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NEXSCIENT, INC.

Unaudited Pro Forma Combined Statements of Operations

Year Ended December 31, 2025

			Pro Forma		Combined
	Nexscient	Flipside	Adjustments	Notes	Pro Forma

Revenues	$-	$2,477,589	$-		$2,477,589
Cost of revenue	-	1,641,242	-		1,641,242
Gross profit	-	836,347	-		836,347

Operating expenses:
Research and development	38,500	-	-		38,500
General and administrative	454,551	796,606	116,357	(c) & (e)	1,367,514
Total operating expenses	493,051	796,606	116,357		1,406,014

Loss from operations	(493,051)	39,741	(116,357)		(569,667)

Other income (expense):
Interest expense	(65,732)	(163,603)	(34,172)	(f)	(263,507)
Foreign exchange gain (loss)	-	(16,935)	-		(16,935)
Other income	-	4,799	-		4,799
Total other income (expense), net	(65,732)	(175,739)	(34,172)		(275,643)

Provision for income taxes	-	38,779	-		38,779
Net loss	$(558,783)	$(174,777)	$(150,529)		$(884,089)
Weighted average common shares outstanding - Basic and Diluted	21,230,232	-	6,846,000		28,076,232
Net loss per common share - Basic and Diluted	$(0.03)	$-	$-		$(0.03)

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Nexscient, Inc.

Notes to Unaudited Pro Forma Financial Statements

1. Description of Transactions

As previously disclosed, on January 13, 2026, Nexscient, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Arcadia Data Pte. Ltd. (“Arcadia”), Crestview BPO Pte. Ltd. (“Crestview”), Flipside Digital Content Company, Inc. (“Flipside AI”), and the selling shareholders named therein, pursuant to which the Company agreed to acquire 100% of the issued and outstanding equity interests of Crestview, which will own 100% of Flipside AI following a pre-closing reorganization (the “Acquisition”). On March 30, 2026, the parties amended the Purchase Agreement to, among other things, (i) remove the cash escrow component of the aggregate consideration due at closing, (ii) update and clarify language related to indebtedness adjustments to the aggregate consideration due at closing, (iii) lower the Company’s threshold financing requirement, and (iv) amend the Drop Dead Date (as defined in the Purchase Agreement) to April 1, 2026.

On April 1, 2026, the Company completed the Acquisition pursuant to the Purchase Agreement (the “Closing”), and the Company acquired 100% of the issued and outstanding equity interests of Crestview, which owns 100% of Flipside AI, for aggregate consideration of $2,609,694, as adjusted by customary working capital and indebtedness adjustments, consisting of:

•	$600,000 in cash;
•

$450,000 seller convertible promissory note, recorded at its present value of $379,694, convertible into the Company’s common stock, $0.001 par value per share (“Nexscient Common Stock”), at the conversion price of $0.75 per share, with scheduled maturities over three years; and

•	6,520,000 restricted shares of Nexscient Common Stock, valued at $1,630,000.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transaction has been accounted for as a business combination, with Flipside AI as the accounting acquiree and Nexscient as the accounting acquirer.

3. Consideration Transferred

Cash	$600,000
Seller convertible note, at present value	379,694
Common Shares (Restricted shares)	1,630,000
Purchase Consideration	$2,609,694

The following table shows the preliminary allocation of the purchase price for Flipside AI to the acquired net identifiable assets and pro forma goodwill:

Assets acquired	$1,241,093
Goodwill	2,583,253
Intangible	200,000
Liabilities assumed	(1,364,652)
Deferred tax liability on intangibles (25%)	(50,000)
Purchase Consideration	$2,609,694

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a)

To record the acquisition of Flipside AI by Nexscient and the goodwill arising therefrom. The total purchase consideration of $2,609,694 comprises $600,000 in cash, a $450,000 seller convertible promissory note recorded at its present value of $379,694 using an imputed interest rate of 9%, and 6,520,000 restricted shares of Nexscient Common Stock valued at $1,630,000 based on a share price of $0.25 per share (of which $6,520 was recorded as common stock at the par value of $0.001 per share and $1,623,480 as additional paid-in capital). The net tangible liabilities assumed of $123,559 (assets acquired of $1,241,093 less liabilities assumed of $1,364,652) are recorded at their estimated fair values. In addition, identifiable intangible assets of $200,000 were recognized at their estimated fair values, together with a related deferred tax liability of $50,000, resulting in net identifiable assets acquired of $26,441. The excess of the total purchase consideration over such net identifiable assets is recorded as goodwill of $2,583,253. The acquired receivable from a related party (the De Luna Advance Payable Note) has been recorded at its acquisition-date fair value of $354,996, compared with a historical carrying amount of $785,023. The resulting difference of $430,027 is reflected in goodwill.

b)

To eliminate the historical stockholders’ equity (deficit) of Flipside AI, the accounting acquiree, of $306,471, comprising common stock of $215,054, accumulated earnings of $159,949, and accumulated other comprehensive loss of $(68,532).

c)

To record amortization expense on the identifiable intangible assets of $200,000 acquired in connection with the Acquisition, comprising $8,714 for the three months ended March 31, 2026 and $34,857 for the year ended December 31, 2025. The intangible assets comprise customer relationships of $90,000 amortized over seven years, a trade name of $60,000 amortized over five years, and a non-compete agreement of $50,000 amortized over five years.

d)

The Flipside AI column reflects the acquisition-date carrying amounts of the assets acquired and liabilities assumed as presented in Note 4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, translated into U.S. dollars at the closing rate of 60.678 Philippine pesos per U.S. dollar. The $3 adjustment to accounts payable and accrued expenses reflects rounding in that translation.

e)

To record the issuance of 326,000 restricted shares of Nexscient Common Stock as a business broker fee in connection with the Acquisition, valued at $81,500 based on a share price of $0.25 per share (of which $326 was recorded as common stock at the par value of $0.001 per share and $81,174 as additional paid-in capital). The fair value of these shares is recognized as a transaction cost within general and administrative expenses and is not included in the purchase consideration.

f)

To record accretion of the discount on the $450,000 seller convertible promissory note, which is recorded at a present value of $379,694 using an imputed interest rate of 9%, comprising $8,543 for the three months ended March 31, 2026 and $34,172 for the year ended December 31, 2025.

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